ROYALTY AGREEMENT

THIS AGREEMENT made and entered into the 1st day of June, 2006, by and between AVALON ENERGY CORPORATION, a Nevada corporation, whose address is Suite 806 – 1288 Alberni St., Vancouver, B.C., V6E 4N5 (hereinafter referred to as “Avalon”) and INTER-ORIENT INVESTMENTS LTD. whose address is Buckingham Square, Penthouse, West Bay Road, SMB P.O. Box 1159,George Town, Cayman Islands. (hereinafter called “Inter-Orient”).

RECITALS

          Avalon represents without any warranty of title, except against the claims of any person or persons whomsoever claiming or to claim the same, by, through or under Avalon, that it is an owner of an undivided Eighty-Five Percent (85.0%) working interest and an undivided Sixty-Eight Percent (68.0%) net revenue interest in the oil and gas leasehold interests described in a certain Participation Agreement dated January 18, 2005 between Pioneer Oil & Gas and Avalon and attached as Exhibit “A’. These leasehold interests, comprising 13,189 acres in Wasatch County, Utah will be hereafter referred to as the “Contract Acreage”. Avalon has its interest in the Contract Acreage properly assigned with the United States Bureau of Land Management, under Lease Serial No’s UTU 80169, UTU 80171 and UTU 79756 and attached as Exhibit “C”.

          Avalon and Inter-Orient desire to enter into a royalty agreement with respect to the sale of any hydrocarbons obtained from the Contract Acreage. Avalon acknowledges the performance of Inter-Orient for its business consulting services and in securing financing for the initial acquisition of the Contract Acreage as witnessed by a certain Finders Fee Agreement dated January 2, 2005 and attached as Exhibit “B”.

AGREEMENT

          NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

I
CONTRACT ACREAGE ROYALTY

Avalon agrees to reserve and pay Inter-Orient an amount equal to 1.5% of the gross proceeds received form the sale of any hydrocarbons obtained from the Contract Acreage for the prior month (the “Royalty Interest”). The Royalty Interest shall continue until the later of either:

i.	Avalon’s rights in the Contract Acreage pursuant to the Agreement dated January 18, 2005 and attached as Exhibit “A” and all amendments thereto is terminated, or
ii.	Any subsequent interest in the Contract Acreage acquired by Avalon or any associate or affiliate thereof is terminated.

At such time, the Royalty Interest shall terminate and be of no further force or effect.

II
ASSIGNMENT UNDER AGREEMENT

          At such time as hydrocarbons are obtained from the Contract Acreage, Avalon agrees to register the Royalty Interest with the appropriate regulatory authorities in favour of Inter-Orient, without warranting title of lessor under the leases. Hydrocarbons means compounds containing only carbon and hydrogen, such as oil, overpressured gas, gas condensate and other petroleum products.

          Such assignment along with any other assignments made pursuant to this Agreement shall be subject to all the terms and conditions of this Agreement and any other agreements relating to the Contract Acreage and existing as of the date of this Agreement.

III
ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties and no waiver, representation, modification or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced in writing and executed by an authorized representative of the parties.

IV
ASSIGNMENT OF AGREEMENT

          This Agreement, and the rights and obligations created hereunder, may be freely assigned by Participant in whole or in part subject to the written consent of Avalon which consent shall not be unreasonably withheld.

V
RELATIONSHIP OF THE PARTIES

          Except as otherwise provided, the liabilities of the Parties hereto shall be several and not joint or collective, and both Parties shall be responsible only for its share of the costs and liabilities incurred as provided hereunder. It is not the purpose or intention of this Agreement to create any partnership, mining partnership, or association, and neither this Agreement nor the operations hereunder shall be construed or considered as creating any such relationship.

VI
TERM

          Subject to the other provisions of this Agreement, the same shall remain in force for the life of the oil and gas leases covering the jointly owned leased premises and any extensions or renewals thereof and new leases covering any part of Contract Acreage within six months of expiration of the lease, whether by production or otherwise.

VII
NOTICES

          All notices that are required or authorized to be given hereunder, except as otherwise specifically provided herein, shall be given in writing by the United States mail or by facsimile, postage or charges prepaid, and addressed to the party to whom such notice is given as follows:

AVALON ENERGY CORPORATION
Suite 806
1288 Alberni Street
Vancouver, B.C.
V6E 4N5
Telephone:    (604) 664-0499
Facsimile:       (604) 664-0498

INTER-ORIENT INVESTMENTS Ltd.
Buckingham Square
Penthouse, West Bay Road
SMB P.O. Box 1159
George Town, Cayman Islands

Telephone:     (441) 295-4754
Facsimile:        (441) 295-5491

          Each party to this agreement may change its address or telephone number for any and all purposes by notifying the other party of such change in writing. The return receipt of the United States Postal Service (if notification is made by letter) or any facsimile shall be proof of the date and time of the receipt of notice as provided for herein.

VIII
TIME FOR EXECUTION

          It is understood that time shall be of the essence to this Agreement and that no provision hereof shall be modified or waived except in writing.

          The terms, covenants and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; and said terms, covenants and conditions shall be covenants running with the land covered hereby and the leasehold estate therein and with each transfer or assignment of said land or leasehold estate.

IX
GENERAL

A.      This Agreement shall be construed under the laws of the State of Utah, where the Contract Acreage exists. Further, the parties to this Agreement hereby submit and consent to the exclusive jurisdiction of the Supreme Court of the State of Utah, and of the Federal District Court for the District of Utah, in any action brought to enforce (or otherwise relating to or arising out of) this Agreement. In addition, the parties to this Agreement agree that the venue shall be proper in each of these courts

B.      No waiver shall be deemed to have been made by any party hereto of any rights hereunder unless such waiver is in writing and signed by the party making the waiver, and then such waiver shall be effective only with respect to the specific instance involved and shall in no way impair or offset any rights of such party in any other respect or at any other time.

C.      The clause headings appearing in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to define, limit, or extend the scope or intent of the clauses to which they appertain.

D.      If any provision of this Agreement shall be found void, voidable, or unenforceable, nevertheless, the remaining provisions shall remain in force.

E.      This Agreement constitutes the entire understanding and contract among the parties hereto and supersedes any and all prior or contemporaneous oral or written representations or communications with respect to the subject matter hereof, all of which communications are merged herein.

EXECUTED as of the day and year first above written.

ATTEST:	AVALON ENERGY CORPORATION

By: _____________________________________________
Title: ____________________________________________

ATTEST:	INTER-ORIENT INVESTMENTS LTD.

By: _____________________________________________
Title: ____________________________________________